

<ARTICLE>                     5
<LEGEND>
      THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM
      FORM 10-Q AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL
      STATEMENTS.
</LEGEND>
<CIK>                         0000091693
<NAME>                        COINMACH CORPORATION
<MULTIPLIER>                                   1,000
<CURRENCY>                                     U.S. DOLLARS

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                              MAR-31-2001
<PERIOD-START>                                 APR-01-2000
<PERIOD-END>                                   JUN-30-2000
<EXCHANGE-RATE>                                1
<CASH>                                         24,577
<SECURITIES>                                   0
<RECEIVABLES>                                  11,742
<ALLOWANCES>                                   0
<INVENTORY>                                    16,812
<CURRENT-ASSETS>                               0
<PP&E>                                         436,395
<DEPRECIATION>                                 (194,844)
<TOTAL-ASSETS>                                 873,265 <F1>
<CURRENT-LIABILITIES>                          0
<BONDS>                                        700,253 <F2>
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       41,391
<OTHER-SE>                                     0
<TOTAL-LIABILITY-AND-EQUITY>                   873,765 <F3>
<SALES>                                        0
<TOTAL-REVENUES>                               134,225
<CGS>                                          0
<TOTAL-COSTS>                                  89,844
<OTHER-EXPENSES>                               33,701 <F4>
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             16,661
<INCOME-PRETAX>                                (5,981)
<INCOME-TAX>                                   (1,329) <F5>
<INCOME-CONTINUING>                            (4,652)
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   (4,652) <F6>
<EPS-BASIC>                                    0
<EPS-DILUTED>                                  0

<F1>
      TOTAL ASSETS: Includes Advance Rental Payments of $77,805, Contract Rights of $376,792, and Goodwill of $99,208, each net of accumulated amortization, at June 30, 2000.
<F2>
      BONDS: Includes $296,655 of 11-3/4% senior notes, as well as debt outstanding under a credit faciity of $391,171, at June 30, 2000.
<F3>
      TOTAL LIABILITIES: Includes Accrued Commissions of $30,019 and Accrued Interest of $6,785, at June 30, 2000.
<F4>
      OTHER EXPENSES: Other Expenses include stock based compensation charges of $88 for the three months ended June 30, 2000.
<F5>
      INCOME TAX: The provision (benefit) for income taxes consists of $544 currently payable and ($1,873) deferred, for the three months ended June 30, 2000.
<F6>
      NET INCOME: In addition, EBITDA of $42,325 (earnings before interest, income taxes, depreciation and amortization), before the deduction for the stock-based compensation charge was generated for the reported period. EBITDA is a meaningful measure of a company's ability to service debt.
